Exhibit 99.2
Frequently Asked Questions

Q: Will I have a job if Temple-Inland becomes part of International Paper?

A: It is too early at this stage to talk specifically about how the integration process might impact individual Temple-Inland employees, but rest assured that we will make every effort to communicate regularly to tell you as much as we can about IP’s personnel decisions. In the meantime, the best thing for all of us to do is to try and remain focused on our work and our customers. We will keep you posted when we are able to give you additional information.

Q: When will I know if the sale will go through?

A: We will keep you posted when we are able to give you additional information.  To ensure consistency and accuracy of information, you should look at the intranet Inside TIN for the most up to date information.

Q: If IP buys the Company, will it close the headquarters office in Austin?

A: It is too early in the process to answer that question.  It will be up to IP to determine what happens with respect to our headquarters, if and when this transaction closes.

Q: If IP buys the Company, will it sell Building Products?

A: It is too early in the process to answer that question.  It will be up to IP to determine what happens with respect to Building Products, if and when this transaction closes.

Q:  If IP buys the Company, will it close any mills or plants?

A:  It is too early in the process to answer that question.  It will be up to IP to determine what happens with respect to all of our locations, if and when this transaction closes.

Q: If IP buys the Company, will I have to move to Memphis?

A:  Again, it is too early to tell what IP’s plans will be for any particular employees or operations if a sale does go through.  You will be notified as developments occur.

Q: Will I get severance if IP terminates my job?  How much?

A:  The Company has adopted an enhanced severance pay plan for regular full-time salaried employees that replaces our regular severance policies for full-time salaried employees.  The Enhanced Severance Pay Policy will be posted on the intranet. Our regular severance policies remain in place for non-salaried employees.  IP has agreed to continue the severance policies in place (for non-collectively bargained employees) for eighteen months following the closing of the sale.  It is too early to know how individual employees will be affected.

Q: How does this affect my pension?

A: Pension benefits that employees have earned and accrued under the Temple-Inland Retirement Plan are protected in a number of ways.  Employees should be aware, however, that employers are generally free to reduce or eliminate the future rate at which benefits accrue under a pension plan (but cannot reduce benefits that employees have already accrued), so such changes are always a possibility. If and when this transaction closes, IP would be required to notify employees in advance of any changes in the pension formula that would reduce the rate of benefit accruals for future service.

Q: How does this affect my 401(k)?

A:  Your savings benefits are in a qualified trust at Vanguard and any vested benefits cannot be reduced.  If a sale goes through, IP will assume responsibility for operating the plan following the closing of the transaction and will notify you about the benefits provided under its program going forward.

Q:  How will this sale affect my salary or wages?

A:  From the closing of the sale until December 31, 2012, IP has agreed to provide any employees (other than collectively bargained employees) who remain employed with a base salary or regular hourly wage substantially comparable to the employee’s base salary or hourly wage prior to the sale.

Q: How does this affect my bonus?

A: Any bonuses that have been earned under our bonus plan will be paid at the closing of the sale.  After the closing of the sale, any employees who continue working for IP after the sale will participate in IP bonus plans and will be provided with bonus opportunities for 2012 that are, in the aggregate, substantially comparable to the bonus opportunities provided to similarly situated employees of IP.

Q: How does this affect my other benefits?

A:  IP has agreed that non-collectively bargained employees who remain employed will for the period beginning at the closing of the sale and ending on December 31, 2012, be provided with benefits that are, in the aggregate, substantially comparable to what such employees had immediately prior to the sale; however, anyone who is not in a defined benefit (DB) pension plan will not be placed in a DB plan.  If a sale is completed, IP will notify you about its benefits going forward.

Q: How will my service with Temple-Inland be counted under IP’s programs?

A: IP has agreed to count service with Temple-Inland under benefit programs.  IP will count service with Temple-Inland for eligibility and vesting under IP’s benefit programs other than defined benefit pension plans, retiree medical plans, and plans under which its employees do not receive service crediting (but there will be no double counting for benefit accrual purposes under both our plan and theirs).  IP will provide further details about its benefit programs after the sale.

Q:  Will I have to undergo new waiting periods or have pre-existing conditions limitations for medical or other programs?  Will my deductibles count for the rest of the year?

A:  IP has agreed that it will waive waiting periods, pre-existing conditions provisions, and evidence of insurability provisions for employees who met them under Temple-Inland plans.  IP will also honor deductibles paid during the year of the closing of the transaction under Temple-Inland plans for the remainder of the applicable year.

Q: How does this affect my child’s scholarship?

A:  We will honor any outstanding scholarships for their term.  It will be up to IP as to whether any new scholarship awards will be granted if and when the sale closes.

Q:  How can I get up to date pension estimates and other benefits information?

A:  We understand that everyone wants to get up to date estimates and benefits information as soon as possible.  We will be working to provide information as soon as we can, but given the amount of calls and calculations we must process, we ask you to be patient as we work through this transition period.

Q: What happens between now and the close of the transaction?

A: Until the transaction closes, it is important for all of us to remember that we will still operate as independent companies.  We must continue to operate business as usual and do everything we can to ensure that we deliver on our commitments to customers.

Q: How can I find out more information?

A: To ensure consistency and accuracy of information, you should look at the intranet for the most up to date information.  You should direct any specific questions about the announcement, or its effect on you, through email to the Q & A address we will provide on the web site.  Your manager is not familiar with the details of the announcement, and may not be in a position to speak with authority about the meaning and effect of this potential transaction.  You may also inadvertently get inconsistent information.  By directing all questions to the web site address as indicated above, you will be assured of receiving accurate and consistent information about the transaction.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document.  All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction. These factors and risks include, but are not limited to, the strategic opportunity and perceived value to Temple-Inland’s stockholders of the transaction, general economic conditions, demand for new housing, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Temple-Inland’s and IP’s cautionary statements contained in its filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this document are made only as of the date hereof. Temple-Inland disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Additional Information and Where to Find It

Temple-Inland intends to file with the SEC a proxy statement in connection with the proposed transaction with IP. The definitive proxy statement will be sent or given to the stockholders of Temple-Inland and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Temple-Inland with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Temple-Inland by contacting Investor Relations by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746.

Participants in the Solicitation

Temple-Inland and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Temple-Inland stockholders in connection with the proposed transaction.  Information about Temple-Inland’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2011, and its Annual Report on Form 10-K for the year ended January 1, 2011, filed on February 22, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746, or by going to Temple-Inland’s Investor Relations page on its corporate website at www.templeinland.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Temple-Inland intends to file with the SEC.